FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-206705-01

SUPPLEMENT

(To Prospectus Dated January 14, 2016)

$915,136,000 (Approximate)

COMM 2016-CCRE28 Mortgage Trust

(Central Index Key Number 0001663239)

Issuing Entity

Deutsche Mortgage & Asset Receiving Corporation

(Central Index Key Number 0001013454)

Depositor

German American Capital Corporation

(Central Index Key Number 0001541294)

Cantor Commercial Real Estate Lending, L.P.

(Central Index Key Number 0001558761)

Jefferies LoanCore LLC

(Central Index Key Number 0001555524)

Ladder Capital Finance LLC

(Central Index Key Number 0001541468)

Sponsors and Mortgage Loan Sellers

COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates,
Series 2016-CCRE28

This is a supplement to the prospectus dated January 14, 2016, as supplemented by the supplement to the prospectus dated January 20, 2016 (the “Preliminary Prospectus”).

Capitalized terms used herein but not defined herein will have such meanings ascribed to them in the Preliminary Prospectus.

STRUCTURAL UPDATE

The initial Certificate Balance of the Class A-3 certificates will be increased to $230,000,000, and the weighted average life is changed to 9.69.

The initial Certificate Balance of the Class A-4 certificates will be decreased to $281,279,000.

The table set forth in the Preliminary Prospectus under “Yield and Maturity Considerations—Weighted Average Life” relating to the Class A-3 Certificates is deleted in its entirety and replaced with the following:

Deutsche Bank Securities		Cantor Fitzgerald & Co.
Co-Lead Managers and Joint Bookrunners
CastleOak Securities, L.P.	Academy Securities	Jefferies
Co-Managers

 The date of this Supplement is January 22, 2016

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.69	9.65	9.60	9.54	9.35

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

The table set forth in the Preliminary Prospectus under “Yield and Maturity Considerations—Weighted Average Life” relating to the Class A-4 Certificates is deleted in its entirety and replaced with the following:

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.78	9.77	9.76	9.73	9.50

(1)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

The table set forth on Annex F to the Preliminary Prospectus is deleted in its entirety and replaced with the following:

CLASS XP-A COMPONENT NOTIONAL AMOUNTS(1)

Period Ending(2)	Class A-1	Class A-2	Class A-SB	Class A-3	Class A-4	Class A-M	Total(3)
2/10/2016	$21,720,000.00	$82,786,000.00	$47,975,000.00	$230,000,000.00	$281,279,000.00	$39,789,000.00	$703,549,000.00
3/10/2016	-	$70,487,000.00	$47,975,000.00	$230,000,000.00	$281,279,000.00	$39,789,000.00	$669,530,000.00
4/10/2016	-	$65,752,000.00	$47,975,000.00	$230,000,000.00	$281,279,000.00	$39,789,000.00	$664,795,000.00
5/10/2016	-	$61,028,000.00	$47,975,000.00	$230,000,000.00	$281,279,000.00	$39,789,000.00	$660,071,000.00
6/10/2016	-	$56,359,000.00	$47,975,000.00	$230,000,000.00	$281,279,000.00	$39,789,000.00	$655,402,000.00
7/10/2016	-	$51,701,000.00	$47,975,000.00	$230,000,000.00	$281,279,000.00	$39,789,000.00	$650,744,000.00
8/10/2016	-	$47,096,000.00	$47,975,000.00	$230,000,000.00	$281,279,000.00	$39,789,000.00	$646,139,000.00
9/10/2016	-	$42,523,000.00	$47,975,000.00	$230,000,000.00	$281,279,000.00	$39,789,000.00	$641,566,000.00
10/10/2016	-	$37,961,000.00	$47,975,000.00	$230,000,000.00	$281,279,000.00	$39,789,000.00	$637,004,000.00
11/10/2016	-	$33,452,000.00	$47,975,000.00	$230,000,000.00	$281,279,000.00	$39,789,000.00	$632,495,000.00
12/10/2016	-	$28,953,000.00	$47,975,000.00	$230,000,000.00	$281,279,000.00	$39,789,000.00	$627,996,000.00
1/10/2017	-	$24,506,000.00	$47,975,000.00	$230,000,000.00	$281,279,000.00	$39,789,000.00	$623,549,000.00
2/10/2017	-	$20,090,000.00	$47,975,000.00	$230,000,000.00	$281,279,000.00	$39,789,000.00	$619,133,000.00
3/10/2017	-	$15,646,000.00	$47,975,000.00	$230,000,000.00	$281,279,000.00	$39,789,000.00	$614,689,000.00
4/10/2017	-	$11,291,000.00	$47,975,000.00	$230,000,000.00	$281,279,000.00	$39,789,000.00	$610,334,000.00
5/10/2017	-	$6,941,000.00	$47,975,000.00	$230,000,000.00	$281,279,000.00	$39,789,000.00	$605,984,000.00
6/10/2017	-	$2,641,000.00	$47,975,000.00	$230,000,000.00	$281,279,000.00	$39,789,000.00	$601,684,000.00
7/10/2017	-	-	$47,975,000.00	$228,351,000.00	$281,279,000.00	$39,789,000.00	$597,394,000.00
8/10/2017	-	-	$47,975,000.00	$224,110,000.00	$281,279,000.00	$39,789,000.00	$593,153,000.00
9/10/2017	-	-	$47,975,000.00	$219,899,000.00	$281,279,000.00	$39,789,000.00	$588,942,000.00
10/10/2017	-	-	$47,975,000.00	$215,692,000.00	$281,279,000.00	$39,789,000.00	$584,735,000.00
11/10/2017	-	-	$47,975,000.00	$211,534,000.00	$281,279,000.00	$39,789,000.00	$580,577,000.00
12/10/2017	-	-	$47,975,000.00	$205,770,000.00	$281,279,000.00	$39,789,000.00	$574,813,000.00
1/10/2018	-	-	$47,975,000.00	$114,029,000.00	$281,279,000.00	$39,789,000.00	$483,072,000.00
2/10/2018	-	-	$47,975,000.00	$110,325,000.00	$281,279,000.00	$39,789,000.00	$479,368,000.00
3/10/2018	-	-	$47,975,000.00	$56,133,000.00	$281,279,000.00	$39,789,000.00	$425,176,000.00
4/10/2018	-	-	$47,975,000.00	$52,726,000.00	$281,279,000.00	$39,789,000.00	$421,769,000.00
5/10/2018	-	-	$47,975,000.00	$49,315,000.00	$281,279,000.00	$39,789,000.00	$418,358,000.00
6/10/2018	-	-	$47,975,000.00	$45,955,000.00	$281,279,000.00	$39,789,000.00	$414,998,000.00
7/10/2018	-	-	$47,975,000.00	$42,592,000.00	$281,279,000.00	$39,789,000.00	$411,635,000.00
8/10/2018	-	-	$47,975,000.00	$39,278,000.00	$281,279,000.00	$39,789,000.00	$408,321,000.00
9/10/2018	-	-	$47,975,000.00	$35,988,000.00	$281,279,000.00	$39,789,000.00	$405,031,000.00
10/10/2018	-	-	$47,975,000.00	$32,685,000.00	$281,279,000.00	$39,789,000.00	$401,728,000.00
11/10/2018	-	-	$47,975,000.00	$29,395,000.00	$281,279,000.00	$39,789,000.00	$398,438,000.00
12/10/2018	-	-	$47,975,000.00	$26,058,000.00	$281,279,000.00	$39,789,000.00	$395,101,000.00
1/10/2019	-	-	$47,975,000.00	$22,732,000.00	$281,279,000.00	$39,789,000.00	$391,775,000.00
2/10/2019	-	-	$47,975,000.00	$19,430,000.00	$281,279,000.00	$39,789,000.00	$388,473,000.00
3/10/2019	-	-	$47,975,000.00	$16,037,000.00	$281,279,000.00	$39,789,000.00	$385,080,000.00
4/10/2019	-	-	$47,975,000.00	$12,781,000.00	$281,279,000.00	$39,789,000.00	$381,824,000.00
5/10/2019	-	-	$47,975,000.00	$9,511,000.00	$281,279,000.00	$39,789,000.00	$378,554,000.00
6/10/2019	-	-	$47,975,000.00	$6,301,000.00	$281,279,000.00	$39,789,000.00	$375,344,000.00
7/10/2019	-	-	$47,975,000.00	$3,076,000.00	$281,279,000.00	$39,789,000.00	$372,119,000.00
8/10/2019	-	-	$47,975,000.00	-	$281,190,000.00	$39,789,000.00	$368,954,000.00
9/10/2019	-	-	$47,975,000.00	-	$278,046,000.00	$39,789,000.00	$365,810,000.00
10/10/2019	-	-	$47,975,000.00	-	$274,889,000.00	$39,789,000.00	$362,653,000.00
11/10/2019	-	-	$47,975,000.00	-	$271,790,000.00	$39,789,000.00	$359,554,000.00
12/10/2019	-	-	$47,975,000.00	-	$268,678,000.00	$39,789,000.00	$356,442,000.00
1/10/2020	-	-	$47,975,000.00	-	$265,622,000.00	$39,789,000.00	$353,386,000.00
2/10/2020	-	-	$47,975,000.00	-	$262,587,000.00	$39,789,000.00	$350,351,000.00
3/10/2020	-	-	$47,975,000.00	-	$259,506,000.00	$39,789,000.00	$347,270,000.00
4/10/2020	-	-	$47,975,000.00	-	$256,514,000.00	$39,789,000.00	$344,278,000.00
5/10/2020	-	-	$47,975,000.00	-	$253,509,000.00	$39,789,000.00	$341,273,000.00
6/10/2020	-	-	$47,975,000.00	-	$250,559,000.00	$39,789,000.00	$338,323,000.00
7/10/2020	-	-	$47,975,000.00	-	$217,850,000.00	$39,789,000.00	$305,614,000.00
8/10/2020	-	-	$47,975,000.00	-	$215,131,000.00	$39,789,000.00	$302,895,000.00
9/10/2020	-	-	$47,975,000.00	-	$212,431,000.00	$39,789,000.00	$300,195,000.00
10/10/2020	-	-	$47,974,000.00	-	$209,714,000.00	$39,789,000.00	$297,477,000.00
11/10/2020	-	-	$47,406,000.00	-	$207,566,000.00	$39,789,000.00	$294,761,000.00
12/10/2020	-	-	$46,741,000.00	-	$205,472,000.00	$39,789,000.00	$292,002,000.00
1/10/2021	-	-	$46,061,000.00	-	$203,403,000.00	$39,789,000.00	$289,253,000.00
2/10/2021	-	-	$45,360,000.00	-	$201,363,000.00	$39,789,000.00	$286,512,000.00
3/10/2021	-	-	$44,468,000.00	-	$199,412,000.00	$39,789,000.00	$283,669,000.00
4/10/2021	-	-	$43,761,000.00	-	$197,416,000.00	$39,789,000.00	$280,966,000.00
5/10/2021	-	-	$42,988,000.00	-	$195,466,000.00	$39,789,000.00	$278,243,000.00
6/10/2021	-	-	$42,275,000.00	-	$193,515,000.00	$39,789,000.00	$275,579,000.00
7/10/2021	-	-	$41,496,000.00	-	$191,609,000.00	$39,789,000.00	$272,894,000.00

Period Ending(2)	Class A-1	Class A-2	Class A-SB	Class A-3	Class A-4	Class A-M	Total(3)
8/10/2021	-	-	$40,777,000.00	-	$189,701,000.00	$39,789,000.00	$270,267,000.00
9/10/2021	-	-	$40,055,000.00	-	$187,815,000.00	$39,789,000.00	$267,659,000.00
10/10/2021	-	-	$39,268,000.00	-	$185,974,000.00	$39,789,000.00	$265,031,000.00
11/10/2021	-	-	$38,540,000.00	-	$184,131,000.00	$39,789,000.00	$262,460,000.00
12/10/2021	-	-	$37,747,000.00	-	$182,333,000.00	$39,789,000.00	$259,869,000.00
1/10/2022	-	-	$37,013,000.00	-	$180,532,000.00	$39,789,000.00	$257,334,000.00
2/10/2022	-	-	$36,276,000.00	-	$178,752,000.00	$39,789,000.00	$254,817,000.00
3/10/2022	-	-	$35,352,000.00	-	$177,068,000.00	$39,789,000.00	$252,209,000.00
4/10/2022	-	-	$34,608,000.00	-	$175,330,000.00	$39,789,000.00	$249,727,000.00
5/10/2022	-	-	$33,800,000.00	-	$173,638,000.00	$39,789,000.00	$247,227,000.00
6/10/2022	-	-	$33,050,000.00	-	$171,941,000.00	$39,789,000.00	$244,780,000.00
7/10/2022	-	-	$32,236,000.00	-	$170,291,000.00	$39,789,000.00	$242,316,000.00
8/10/2022	-	-	$31,480,000.00	-	$168,635,000.00	$39,789,000.00	$239,904,000.00
9/10/2022	-	-	$30,721,000.00	-	$166,999,000.00	$39,789,000.00	$237,509,000.00
10/10/2022	-	-	$29,898,000.00	-	$165,410,000.00	$39,789,000.00	$235,097,000.00
11/10/2022	-	-	$29,132,000.00	-	$163,815,000.00	$39,789,000.00	$232,736,000.00
12/10/2022	-	-	$28,303,000.00	-	$162,266,000.00	$39,789,000.00	$230,358,000.00
1/10/2023	-	-	$27,531,000.00	-	$160,710,000.00	$39,789,000.00	$228,030,000.00
2/10/2023	-	-	$26,756,000.00	-	$159,174,000.00	$39,789,000.00	$225,719,000.00
3/10/2023	-	-	$25,797,000.00	-	$157,739,000.00	$39,789,000.00	$223,325,000.00
4/10/2023	-	-	$25,015,000.00	-	$156,242,000.00	$39,789,000.00	$221,046,000.00
5/10/2023	-	-	$24,170,000.00	-	$154,793,000.00	$39,789,000.00	$218,752,000.00
6/10/2023	-	-	$23,381,000.00	-	$153,335,000.00	$39,789,000.00	$216,505,000.00
7/10/2023	-	-	$22,530,000.00	-	$151,924,000.00	$39,789,000.00	$214,243,000.00
8/10/2023	-	-	$21,735,000.00	-	$150,504,000.00	$39,789,000.00	$212,028,000.00
9/10/2023	-	-	$20,937,000.00	-	$149,104,000.00	$39,789,000.00	$209,830,000.00
10/10/2023	-	-	$20,076,000.00	-	$147,750,000.00	$39,789,000.00	$207,615,000.00
11/10/2023	-	-	$19,271,000.00	-	$146,387,000.00	$39,789,000.00	$205,447,000.00
12/10/2023	-	-	$18,404,000.00	-	$145,072,000.00	$39,789,000.00	$203,265,000.00
1/10/2024	-	-	$17,593,000.00	-	$143,746,000.00	$39,789,000.00	$201,128,000.00
2/10/2024	-	-	$16,778,000.00	-	$142,439,000.00	$39,789,000.00	$199,006,000.00
3/10/2024	-	-	$15,842,000.00	-	$141,209,000.00	$39,789,000.00	$196,840,000.00
4/10/2024	-	-	$15,020,000.00	-	$139,939,000.00	$39,789,000.00	$194,748,000.00
5/10/2024	-	-	$14,136,000.00	-	$138,716,000.00	$39,789,000.00	$192,641,000.00
6/10/2024	-	-	$13,308,000.00	-	$137,482,000.00	$39,789,000.00	$190,579,000.00
7/10/2024	-	-	$12,417,000.00	-	$136,297,000.00	$39,789,000.00	$188,503,000.00
8/10/2024	-	-	$11,582,000.00	-	$135,099,000.00	$39,789,000.00	$186,470,000.00
9/10/2024	-	-	$10,743,000.00	-	$133,919,000.00	$39,789,000.00	$184,451,000.00
10/10/2024	-	-	$9,843,000.00	-	$132,787,000.00	$39,789,000.00	$182,419,000.00
11/10/2024	-	-	$8,997,000.00	-	$131,643,000.00	$39,789,000.00	$180,429,000.00
12/10/2024	-	-	$8,090,000.00	-	$130,546,000.00	$39,789,000.00	$178,425,000.00
1/10/2025	-	-	$7,237,000.00	-	$129,437,000.00	$39,789,000.00	$176,463,000.00
2/10/2025	-	-	$6,381,000.00	-	$128,345,000.00	$39,789,000.00	$174,515,000.00
3/10/2025	-	-	$5,349,000.00	-	$127,364,000.00	$39,789,000.00	$172,502,000.00
4/10/2025	-	-	$4,485,000.00	-	$102,788,000.00	$39,789,000.00	$147,062,000.00
5/10/2025	-	-	$3,560,000.00	-	$99,034,000.00	$39,789,000.00	$142,383,000.00
6/10/2025	-	-	$2,690,000.00	-	$92,062,000.00	$39,789,000.00	$134,541,000.00
7/10/2025	-	-	$1,758,000.00	-	$36,935,000.00	$39,789,000.00	$78,482,000.00
8/10/2025 and thereafter	-	-	-	-	-	-	-

footnotes to above table:

(1)	The total notional amount of the class XP-A certificates from time to time will equal the sum of the components thereof set forth in the table above. Each of those components of the total notional amount of the class XP-A certificates will relate to a particular class of series COMM 2016-CCRE28 certificates (i.e., classes A-1, A-2, A-SB, A-3, A-4 and A-M, respectively). At any particular time during each indicated period through and including the related distribution date on which such period ends, the component of the notional amount of the class XP-A certificates relating to each indicated class of series COMM 2016-CCRE28 certificates will equal the lesser of (a) the amount stated in the table above for that class and period and (b) the then actual total principal balance of that class.
(2)	Assumes each distribution date always occurs on the 10th of the month. The initial period commences on the date of initial issuance of the series COMM 2016-CCRE28 certificates. Each subsequent period begins immediately following the end of the prior period.

(3)	The total notional amount of the class XP-A certificates at any particular time may be less than the amount indicated in the table above, as described in footnote (1).

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THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE

OF THE OFFERED CERTIFICATES, THE TIME OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED, THE INVESTOR HAS OTHERWISE TAKEN ALL ACTIONS THE INVESTOR MUST TAKE TO BECOME COMMITTED TO PURCHASE THE OFFERED CERTIFICATES, AND THE INVESTOR HAS THEREFORE ENTERED INTO A CONTRACT OF SALE; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THIS PROSPECTUS OR MAY BE ISSUED WITH CHARACTERISTICS THAT DIFFER FROM THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITERS’ OBLIGATIONS TO SELL OFFERED CERTIFICATES TO YOU IS CONDITIONED ON THE OFFERED CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, YOU WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ANY PORTION OF THE OFFERED CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND YOU, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.